Exhibit 10.15.1

Fauquier Bankshares, Inc.
Supplemental Executive Retirement Plan

Participation Agreement

THIS PARTICIPATION AGREEMENT is entered into as of the ____ day of _______, 2010 by and between Fauquier Bankshares, Inc. (the “Corporation”) and ____________________ (the “Participant”).

WHEREAS, the Corporation maintains the Fauquier Bankshares, Inc. Supplemental Executive Retirement Plan (the “Plan”) to provide certain nonqualified retirement benefits to designated employees who are select management and highly compensated employees who contribute materially to the long-term stability and financial success of the Corporation.  The benefits under this Agreement are intended to supplement benefits under the Corporation’s qualified retirement plans.  The Board has determined that the benefits to be paid to the Participant constitute reasonable compensation for the service rendered and to be rendered by the Participant; and

WHEREAS, the Participant has been designated as an Eligible Employee and a Participant under the Plan.

NOW, THEREFORE, in consideration of the foregoing, the Corporation and the Participant agree to the terms of the Plan, as attached hereto.

In accordance with Section 7.4 of the Plan, the Participant may designate one or more beneficiaries to receive benefits which may be payable under the Plan upon his or her death.  Completion of the attached Designated Beneficiary Form is strongly recommended.

IN WITNESS WHEREOF, this Participation Agreement is hereby executed and delivered by the Corporation and the Participant.

Fauquier Bankshares, Inc.

By:

Date:

Participant
Date: